Exhibit 23

PriceWaterhouseCoopers LLP

One South Market Square

Harrisburg, PA 17101-9916

Telephone (717) 231-5900

Facsimile (717) 232-5672

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100148) and Form S-8 (No. 33-92512, No. 333-85655, and No. 333-61794) of Susquehanna Bancshares, Inc. of our report dated March 5, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Harrisburg, Pennsylvania

March 12, 2004